Exhibit 10.18

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”) is entered into by and between NutraCea, a California corporation with principal offices at 6720 N. Scottsdale Road, Suite 390, Scottsdale, Arizona 85253 (“NutraCea”) and Jerry Dale Belt (“Employee”), effective as of February 14, 2012 (the “Effective Date”).  NutraCea and Employee agree as follows:

1.             Background and Purpose.

1.1.          Employment Agreement. NutraCea and Employee are parties to that certain Employment Agreement dated June 8, 2010, as amended pursuant to the First Amendment to Employment Agreement dated July 15, 2011 (collectively as amended, the “Employment Agreement”).

1.2.          Amendment. NutraCea and Employee wish to modify certain of the provisions of the Employment Agreement to provide for an additional severance payment upon a change of control of NutraCea, all as set forth in this Amendment.

1.3           Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Employment Agreement.

1.4.          Effective Date. This Amendment shall become effective as of the Effective Date set forth above.

2.             Amendments.     The Employment Agreement is hereby amended to add new Section 3.2.4 to provide as follows:

“3.2.4   Termination Upon a Change of Control. Within sixty (60) days prior to or ninety (90) days after the effective date of a Change of Control (as defined below), either NutraCea or Employee may, upon thirty (30) days' prior written notice to the other, terminate Employee's employment. In the event of any such termination of Employee's employment (and regardless of whether such termination occurs with or without such thirty (30) day notice), NutraCea shall pay to Employee (a) the severance and other benefits set forth in Section 3.2.1 and Section 3.2.2 and (b) an additional severance payment of an amount equal to the excess, if any, of (1) two times the sum of Employee's Base Salary for the year in which the termination occurs, over (2) the amount of the Severance Payment. Such payment shall be payable in accordance with applicable law, but in no event later than thirty (30) days following the date of termination. For the purposes of this Agreement, the term “Change of Control” shall mean any of the following events: (x) the consummation of a merger or consolidation of NutraCea with any other entity which results in the voting securities of NutraCea outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NutraCea or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of NutraCea's business of assets or earning power constituting more than fifty percent (50%) of the assets or earning power of NutraCea and its subsidiaries (taken as a whole) to any such person or group of persons.”

3.             Effect of Amendment.

3.1           Terms. On and after the date hereof, each reference in the Employment Agreement to "this Agreement," "herein," "hereof," "hereunder" or words of similar import shall mean and be a reference to the Employment Agreement as amended hereby.

3.2           Full Force and Effect. Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect and the Employment Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.  Upon the execution and delivery hereof, this Amendment and the Employment Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Employment Agreement.

3.3           Conflicting Terms.  In the event of any conflict or inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4.             Miscellaneous.

4.1           Governing Law; Further Action; Counterparts. This Amendment shall, in all respects, be governed by and construed under the laws of the State of Arizona applicable to agreements executed and to be wholly performed within California, without regard to conflict of law principles. The parties agree to take all action necessary or useful to complete and accomplish the intentions of this Amendment. This Amendment may be executed in any number of counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

4.2           Entire Agreement.  This Amendment, together with the Employment Agreement, constitutes the entire agreement between and among the parties and supersedes any and all prior and contemporaneous oral or written understandings between the parties relating to the subject matter hereof.

[Remainder of Page Left Blank Intentionally—Signature Page Follows]

NutraCea and Jerry Dale Belt have executed and delivered this Second Amendment to Employment Agreement as of the Effective Date set forth above.

NUTRACEA

/s/ W. John Short
By: W. John Short
Title: Chief Executive Officer

EMPLOYEE

/s/ J. Dale Belt
Jerry Dale Belt

[Signature Page to Second Amendment to Employment Agreement]